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                                                                    EXHIBIT 23.5




                      CONSENT OF RYDER SCOTT COMPANY, L.P.


         We consent to the reference to our oil and gas reserve reports for Devon Energy Corporation and Santa Fe Snyder Corporation as of December 31, 2000 and 1999, and to our oil and gas reserve reports for PennzEnergy Company and Santa Fe Energy Resources, Inc. as of the year ended December 31, 1998, incorporated herein by reference.




                                       /s/ RYDER SCOTT COMPANY, L.P.


Houston, Texas
February 19, 2002